EXHIBIT 99.1

Corrected - Precision Therapeutics Signs Definitive Merger Agreement with Helomics Holding Corporation

MINNEAPOLIS, June 28, 2018 (GLOBE NEWSWIRE) -- Precision Therapeutics Inc. (NASDAQ:AIPT) (“Precision” or “the Company”), a company focused on applying artificial intelligence to personalized medicine and drug discovery, is pleased to announce that it has signed a definitive merger agreement with Helomics Holding Corporation (“Helomics”). Upon completion of the merger, Precision will increase its equity stake in Helomics from 25% to 100%. This merger will provide Precision Therapeutics with full access to Helomics’ suite of Artificial Intelligence (AI), precision diagnostic and integrated CRO capabilities, which improve patient care and advance the development of innovative clinical products and technologies for the treatment of cancers.

Under the terms of the deal, upon completion of the merger all outstanding shares of Helomics stock not already held by Precision will be converted into the right to receive a proportionate share of 7.5 million shares of newly issued Precision common stock (“Merger Shares”), in addition to the 1.1 million Precision shares already issued to Helomics for Precision’s initial 20% ownership in Helomics. The merger is conditioned on at least 75% of Helomics’ $7.6 million in outstanding promissory notes being exchanged for additional shares of Precision common stock at $1.00 per share. In addition, all or a significant portion of 24.7 million Helomics warrants will be exchanged for warrants to purchase Precision common stock, at a ratio of 0.6 Precision warrants for each Helomics warrant (i.e., up to 12.2 million Precision warrants). A substantial majority of the Precision warrants issued in this exchange will have an exercise price of $1.00 per share. Helomics’ management team is to remain in their respective leadership positions at Helomics and to manage Precision’s existing TumorGenesis operations. The completion of the merger is subject to customary closing conditions as well as the approval of the merger by the stockholders of both companies. TumorGenesis is now operating as a wholly-owned subsidiary of Helomics, allowing it to leverage Helomics’ complementary offering in the precision oncology market and to benefit from operational synergies. TumorGenesis will collaborate with Helomics to test PDx tumors in the Helomics facility. The TumorGenesis PDx model is initially being developed for three cancers, Multiple Myeloma, Triple-Negative Breast cancer (TNBC) and Ovarian cancers, all of which have a high unmet need for new and effective treatments that are tailored to patients’ unique tumor profiles.

Dr. Carl Schwartz, Chief Executive Officer of Precision Therapeutics, commented, “Completing this definitive merger agreement represents a milestone in our strategy to cement our leadership position in the precision oncology market. Upon completion of the merger, we will have complete ownership of Helomics’ one of a kind tumor database, which has been developed over 15 years of clinical testing and contains drug response profiles of over 149,000 patient cancer tumors, and its D-CHIP bioinformatics engine that provides actionable insights into this data. There is significant demand from pharma companies for rich molecular data as it has the potential to revolutionize the effectiveness of clinical trials and drug development, and we believe that Helomics has a truly unique and best-in-class offering, combining artificial intelligence with personalized oncology. Our focus now will be on monetizing this offering to drive revenue generation to Precision Therapeutics in 2018 and beyond.”

Helomics’ capabilities include a state-of-the-art, CLIA-licensed laboratory, a ‘big-data’ repository which contains the drug response profiles of over 149,000 patient tumors, and D-CHIP, a proprietary AI-powered bioinformatics engine to uncover actionable insights from this data to aid cancer diagnosis and therapy, develop new diagnostics and therapies, perform better clinical trials and inform drug repurposing programs. Helomics’ main focus is on gynecologic cancers, lung cancer, breast cancer, colon cancer, and pancreatic cancer, but its tests are available for all solid tumor types.

To be added to the Precision Therapeutics’ database, please email Info@MoneyInfo-llc.com with your email address.  This is solely for the use of Precision Therapeutics and will not be sold or distributed to third parties.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Precision and Helomics. In connection with the proposed transaction, Precision intends to file a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the Securities and Exchange Commission (“SEC”). This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Precision may file with the SEC or that Precision or Helomics may send to their respective securityholders in connection with the proposed transaction.

SECURITYHOLDERS OF HELOMICS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov after they are filed. Copies of documents filed with the SEC by Precision will be made available free of charge on Precision’s website at www.precisiontherapeutics.com.

About Precision Therapeutics Inc.

Precision Therapeutics (NASDAQ:AIPT) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for patients and clinicians as well as clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal. For additional information, please visit www.precisiontherapeutics.com.

Precision Therapeutics’ medicine business is committed to improving the effectiveness of cancer therapy using the power of artificial intelligence (AI) applied to rich data diseases databases. This business has launched with Precision Therapeutics' investment in Helomics Corporation, a precision medicine company and integrated clinical contract research organization whose mission is to improve patient care by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace.  In addition to its proprietary precision diagnostics for oncology, Helomics offers boutique CRO services that leverage their patient-derived tumor models, coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to our client's specific needs. Helomics is 25% owned by Precision Therapeutics.  Helomics® is headquartered in Pittsburgh, Pennsylvania where the company maintains state-of-the-art, CLIA-certified, clinical and research laboratories. For more information, please visit www.Helomics.com.

Precision Therapeutics has also announced the formation of a subsidiary, TumorGenesis to pursue a new rapid approach to growing tumors in the laboratory, which essentially “fools” the cancer cells into thinking they are still growing inside the patient. Precision Therapeutics and Helomics have also announced a proposed joint venture with GLG Pharma focused on using their combined technologies to bring personalized medicines and testing to ovarian and breast cancer patients, especially those who present with ascites fluid (over one-third of patients). The growth strategy in this business includes securing new partnerships and considering acquisitions in the precision medicine space.

Sold through the Skyline Medical business of Precision Therapeutics, The STREAMWAY System virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement, and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.  For additional information, please visit www.skylinemedical.com.

Forward-looking Statements

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include (1) risks related to the proposed merger, including the fact that we may not complete the merger; we do not have complete information about Helomics; the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; delay in completion of the merger may significantly reduce the expected benefits; and the market price of the Company’s common stock may decline as a result of the merger; (2) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (3) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:
Investor Relations
KCSA Strategic Communications
Elizabeth Barker
(212) 896-1203
ebarker@kcsa.com

MONEYINFO, LLC
Charles Moskowitz
617-827-1296
info@moneyinfo-llc.com